PRESS RELEASE	FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC.®	NOVEMBER 7, 2008
111 WEST 57th STREET, SUITE 1100
NEW YORK, NEW YORK 10019	CONTACT: CHARLES E. HARRIS

NASDAQ/NMS SYMBOL: TINY	TEL. NO. (212) 582-0900

HARRIS & HARRIS GROUP REPORTS FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2008

Harris & Harris Group, Inc., reported today that, as of September 30, 2008, its net asset value and net asset value per share were $121,113,660 and $4.68, respectively.

SUMMARY OF FINANCIAL RESULTS

	Sept. 30, 2008	June 30, 2008	December 31, 2007	Sept. 30, 2007
	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)

Total Assets	$123,076,500	$155,786,983	$142,893,332	$136,696,479
Net Assets	$121,113,660	$153,778,840	$138,363,344	$132,442,597
Net Asset Value per Share	$4.68	$5.95	$5.93	$5.69
Shares Outstanding	25,859,573	25,859,573	23,314,573	23,271,858

Harris & Harris Group is a publicly traded venture capital company that invests in tiny technology, including nanotechnology, microsystems and microelectromechanical systems (MEMS). A growing percentage of the Company's portfolio consists of companies developing cleantech solutions.

Detailed information about Harris & Harris Group and its holdings can be found on its website at www.TinyTechVC.com. The Letter to Shareholders for the Third Quarter ended September 30, 2008, may be found by clicking on Investor Relations and then by clicking on Letters to Shareholders.

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, the Company's report on Form 10-Q for the quarter ended September 30, 2008 and subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, Harris & Harris Group, Inc., undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The reference to the website www.TinyTechVC.com has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.